Exhibit 1.1

ALLY FINANCIAL INC.

[            ] Shares

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

[    ], 2014

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. LLC

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The United States Department of Treasury (the “Selling Stockholder”) proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] shares of common stock, $0.01 par value (“Common Stock”; said Common Stock to be sold by the Selling Stockholder being hereinafter called, the “Underwritten Securities”), of Ally Financial Inc., a corporation organized under the laws of Delaware (the “Company”). The Selling Stockholder also proposes to grant to the Underwriters an option to purchase up to [            ] additional shares of Common Stock to cover Common Stock over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, the “Securities”). Certain terms used herein are defined in Section 22 hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Securities to be purchased by it under this Agreement for sale to certain of the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Securities to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the Business Day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter and the Selling Stockholder as set forth below in this Section 1(i).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-173198) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective; and no stop order suspending the effectiveness of such Registration Statement, including any amendments thereto, is in effect and no proceeding for that purpose is pending before or threatened by the Commission. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a Prospectus in accordance with Rule 424(b).

(b) On the Effective Date, the Registration Statement, including any amendments thereto, did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which any Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement, including any amendment thereto, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment thereto and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)(i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the

Prospectus, when taken together as a whole and (ii) each electronic road show listed on Schedule III hereto when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)(i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Act).

(e) Each free writing prospectus, as of its issue date, did not include any material information that conflicts with the information contained in the Registration Statement and the Prospectus that has not been superseded or modified. Except for the Permitted Free Writing Prospectuses (as defined below), the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus other than in accordance with Section 5(i)(j).

(f) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and Prospectus. The Company is duly qualified to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing, would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean, with respect to the Company, a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries, taken as a whole.

(h) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) The subsidiaries listed on Annex A attached hereto (the “Subsidiaries”) are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(j) All the outstanding shares of capital stock of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all such capital stock is owned free and clear of any lien, charge, encumbrance or security interest except for such liens, charges, encumbrances or security interests that would not have a Material Adverse Effect.

(k) The Securities have been duly authorized and, when the Securities have been delivered against payment therefor as provided herein, such Securities will have been validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Disclosure Package and the Prospectus.

(l) There are no contracts or other documents that are required to be described in the Registration Statement, Preliminary Prospectus or Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required.

(m) All pending or, to the knowledge of the Company, threatened legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject and that are required by the Act to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus have been accurately described therein (to the extent required by the Act) in all material respects.

(n) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement (and the consummation of the transactions contemplated thereby) has been duly and validly taken.

(o) The authorized and outstanding capitalization of the Company conforms in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(p) The Company is not now, nor after giving effect to the offering and sale of the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the exercise of warrants disclosed in the Registration Statement or the Disclosure Package and the grant and/or exercise of options or other equity-based awards under existing equity incentive plans described in the Registration Statement, the Disclosure Package or the Prospectus), long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except as would not have a Material Adverse Effect.

(r) No consent, approval, authorization, filing with or order of any court, regulatory body, administrative agency or other governmental agency or body is required in connection with the transactions contemplated herein, except such as have already been obtained, taken or made and except for such consents, approvals, authorizations or filings with, or other order of any court, regulatory body, administrative agency or other governmental body as set forth in the Disclosure Package and the Prospectus.

(s) The offer and sale of the Securities and the consummation of the transactions herein contemplated will not conflict with, result in a breach or violation of, or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the certificate of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which in the case of either (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(t) Except as otherwise set forth in the Registration Statement, the Disclosure Package or the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u) No litigation or proceeding concerning the Company and its Subsidiaries is pending, or, to the knowledge of the Company, threatened to restrain or enjoin the delivery of the Securities by the Selling Stockholder, or which in any way affects the validity of the Securities.

(v) Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation referred to in clauses (ii) or (iii) above that would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term includes the notes thereto) of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public or certified accountants within the meaning of Regulation S-X under the Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP have been approved by the appropriate audit committee of the Company.

(x) The financial statements, together with the related schedules and notes, included in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent except for matters that are described in the Registration Statement, the Disclosure Package or the Prospectus or that would not have a Material Adverse Effect.

(z) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles and includes policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions of and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with United States generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the consolidated financial statements of the Company and its subsidiaries and (4) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Disclosure Package or the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s auditors and the appropriate audit committee of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus: (i) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) the Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus or as would not have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (other than a “multiemployer plan” within the meaning of Section 3(37) of ERISA) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA) and is reasonably expected to be satisfied in the future (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan covered by Title IV of ERISA; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, a Plan (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole; and (vii) there has not been and is not reasonably likely to be a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year.

(cc) The Company and its Subsidiaries and, to the knowledge of the Company, their respective directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.

(dd) The Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System, and the deposit accounts of the Company’s subsidiary depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC.

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than, if applicable, the Selling Stockholder) of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(gg) Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, affiliate, agent, employee or representative acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, property, gift, promise to give, or authorization of the giving of anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or any candidate for foreign political office in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all material real and personal property that is currently employed by them in connection with the business now operated by them as described in the Disclosure Package and the Prospectus, in each case free and clear of all liens and encumbrances, except such as (i) are described in the Registration Statement, the Disclosure Package or the Prospectus or (ii) would not reasonably be expected to have a Material Adverse Effect.

(ii) The Company and its Subsidiaries own, possess, license or have other rights to use, or can acquire, on reasonable terms, adequate rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property currently employed by them in connection with the business now operated by them as described in the Prospectus, except as such would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if determined adversely to the Company or its subsidiaries, would have a Material Adverse Effect.

(jj) No consent, approval, authorization, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is required to be obtained by the Company under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

(kk) The Company has not offered, or caused Morgan Stanley to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ll) The Registration Statement, the Prospectus, the Disclosure Package and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Disclosure Package or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

At the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, the Company shall be deemed to have affirmed the accuracy of each of its representations and warranties contained in this Agreement; provided that if a representation or warranty is by its terms made as of a specific date, such representation or warranty shall be deemed affirmed only on and as of such date.

(ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(ii):

(a) The Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to the Securities, free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Securities to the securities account of such Underwriter maintained with The Depository Trust Company and payment therefor by such Underwriter, as provided herein, such Underwriter will have acquired a security entitlement to such Securities, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

(b) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(c) No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Securities which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $[        ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto and (ii) the Company agrees to pay to each Underwriter $[        ] per share for the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto as underwriting discounts and commissions.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [            ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities and (ii) solely to the extent the Underwriters exercise the foregoing over-allotment option, the Company agrees to pay to each Underwriter $[        ] per share for any Option Securities purchased pursuant thereto by such Underwriter. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters as underwriting discounts and commissions. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Selling Stockholder and the Company setting forth the number of shares of the applicable Option Securities as to which the several Underwriters are exercising the option and the date on which the Option Securities are to be purchased. Such purchase date must be at least three Business Days (unless a shorter period is agreed to by the Selling Stockholder and the Company) after the written notice is received by the Selling Stockholder and the Company and may not be earlier than the Closing Date nor later than ten Business Days after the date of such notice. The maximum aggregate number of Option Securities to be sold by the Selling Stockholders is [            ]. In the event that the Underwriters exercise less than their full over-allotment option, the number of applicable Option Securities to be sold by the Selling Stockholder shall be, as nearly as practicable, in the same proportion as the maximum number of applicable Option Securities to be sold by the Selling Stockholder and the number of applicable Option Securities to be sold. The number of applicable Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the applicable Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the applicable Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if applicable, in accordance with Section 2(b) hereof), as well as payment by the Company to the Underwriters pursuant to Section 2(a) hereof for the Underwritten Securities and the Option Securities (if applicable, in accordance with Section 2(b) hereof) shall be made at [            ] AM, New York City time, on [            ], 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities and payment by the Company to the Underwriters pursuant to Section 2 hereof shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities, if any, shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholder will deliver the Option Securities (at the expense of the Company) and the Company will deliver the payment provided for in Section 2(b) hereof to the Underwriters to the Representatives, at [            ], on the date specified by the Representatives (which shall be not more than three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an accounts specified by the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the several obligations of the Underwriters to purchase the Option Securities are subject to the delivery to the Underwriters on the Settlement Date of such documents as the Underwriters may reasonably request with respect to the good standing of the Company and the due authorization and sale of the Option Securities to be sold on such Settlement Date, and other matters reasonably related to the sale of Option Securities as the Underwriters may reasonably request.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters and the Selling Stockholder that:

(a) Prior to the termination of the offering of the Securities, the Company will before amending or supplementing the Registration Statement or the Prospectus furnish you and the Selling Stockholder a copy for review of each such proposed amendment or supplement prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives and the Selling Stockholder of such timely filing. The Company will promptly advise the Representatives and the Selling Stockholder (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, use its reasonable best efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), either (i) any event shall have occurred as a result of which the Prospectus or the Disclosure Package, as then amended or supplemented, would, as determined by the Company, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and in order that timely information is provided pursuant to Rule 159 under the Act or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package, as then amended or supplemented, in order to comply with the Act, the Company will (A) notify the Underwriters to suspend offers and sales of the Securities and, if notified by the Company, the Underwriters shall forthwith suspend such solicitation and cease using the Prospectus and the Disclosure Package, as then amended or supplemented, and (B) promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, the Prospectus, or the Disclosure Package, as applicable, which will correct such statement or omission or effect such compliance, and will provide to the Underwriters without charge a reasonable number of copies thereof, which the Underwriters shall use thereafter.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(d) The Company will furnish to the Representatives and counsel for the Underwriters and to the Selling Stockholder and its counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter and the Selling Stockholder a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies, without charge, of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(e) The Company will use its reasonable best efforts to cooperate with the Underwriters and their counsel in connection with the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities pursuant to this Agreement; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) to take any action that would subject it to taxation in any such jurisdiction if it is not otherwise so subject.

(f) For a period of one hundred eighty (180) days after the date of the Prospectus, without the prior written consent of Citigroup Global Markets Inc., on behalf of the Underwriters, the Company will not: (i) (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or (y) file with the Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, provided that, in the case of clause (y), the Company will be permitted to file a registration statement under the Act only relating to the sale of shares of Common Stock by the Selling Stockholder or FIM Holdings LLC (“FIM”) and its affiliates, as applicable, (1) in the manner contemplated by clause (B) of the Selling Stockholders’ lockup described below or in the manner contemplated by FIM’s lockup as described in the Prospectus, as applicable, after the expiration of the 60-day period referred to below in the case of the Selling Stockholder and in the Prospectus in the case of FIM and its affiliates and (2) after the expiration of the 120-day period of the Selling Stockholders’ lockup described below or FIM’s lockup as described in the Prospectus, as applicable, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, the Company may: (A) issue and/or sell shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or grant equity-based awards (including options, restricted stock awards and/or restricted stock units) pursuant to the terms of any agreement or pursuant to any employee stock option plan, employee stock incentive plan or employee stock purchase plan of the Company, in each case, where such plan or agreement is in effect at the Execution Time or specifically described in the Registration Statement, the Prospectus or the Disclosure Package, or grant salary stock units consistent with current practice and in compliance with the limitations set by the Special Master for TARP Executive Compensation; (B) issue shares of Common Stock upon the conversion, exercise, exchange or settlement of any securities that are convertible into, exercisable or exchangeable for, or which may be settled for shares of Common Stock (including warrants, options, restricted stock awards, restricted stock units and salary stock units) and that are outstanding at the Execution Time or specifically described in the Registration Statement, the Prospectus or the Disclosure Package; (C) issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans, in each case, in effect at the Execution Time; (D) issue shares of Common Stock to existing holders of such stock for purposes of effecting a stock dividend or stock split; (E) issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as consideration or partial consideration for any bona fide merger, acquisition, business combination or other strategic or commercial transaction or relationship; provided that the Representatives shall have received an executed “lock-up” agreement, substantially in the form of Exhibit A hereto (a “Lock-Up Agreement”), for the balance of the lock-up period from each recipient of such securities issued pursuant to this clause (E); (F) file a registration statement on Form S-4 and/or Form S-8 (or any successor form); and (G) file any registration statement to the extent required by the exercise of a demand registration right pursuant to any registration rights agreement in effect at the Execution Time. Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (such one hundred eighty (180)-day restricted period together with any extension required pursuant to the foregoing sentence, the “Lock-Up Period”). The Company will provide the Representatives and each individual subject to the one hundred eighty (180)-day restricted period pursuant to the lock-up letters described in Section 6(j) hereof with prior notice of any such announcement that gives rise to an extension of such one hundred eighty (180)-day restricted period.

(g) If Citigroup Global Markets Inc., on behalf of the Underwriters, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(h) The Company will not, directly or indirectly, take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as herein provided; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $25,000); (viii) the transportation and other expenses incurred by the Company representatives in connection with presentations to prospective purchasers of the Securities, provided, however, that the Underwriters will pay or cause to be paid 50% of the cost of any aircraft chartered or otherwise used in connection with such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; (x) all fees and disbursements of counsel reasonably incurred by the Underwriters in connection with the Directed Share Program in an amount not to exceed $10,000 and stamp duties, or other similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder.

(j) The Company agrees not to make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act to which the Representatives reasonably object after being furnished such issuer free writing prospectus or free writing prospectus for review; provided the Representatives shall be deemed not to have objected to any Permitted Free Writing Prospectus. In connection with this Section 5(i)(j), each Underwriter, severally and not jointly, covenants and agrees with the Company, not to make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act without the consent of the Company, which consent shall not be unreasonably withheld; provided the Company shall be deemed to have consented to any Permitted Free Writing Prospectus and the electronic road shows listed on Schedule III hereto. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Any such free writing prospectus listed in Schedule II hereof is herein referred to as a “Permitted Free Writing Prospectus.”

(k) During the Lock-Up Period, without the prior written consent of Citigroup Global Markets Inc., on behalf of the Underwriters, the Company agrees that it will not register the sale of or otherwise consent to the transfer or disposition of securities of any of the Company’s shareholders (other than the Locked-Up Parties).

(l) The Company agrees to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(ii) The Selling Stockholder agrees with the several Underwriters that:

(a) For a period of 120 days after the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., (i) offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided, however, that the Selling Stockholder may (A) transfer Securities to be sold pursuant to this Agreement, (B) after 60-days after the date of the Prospectus, sell, transfer or dispose of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to dribble out sales in market transactions, either pursuant to Rule 10b5-1 sales plans or in at-the-market offerings, (C) transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, (D) distribute Common Stock to members, limited partners, stockholders or creditors of the Selling Stockholder, and (E) transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to (i) the Company or (ii) a corporation, partnership, limited liability company, government organization or entity, or other entity that is a controlled or managed affiliate of the Selling Stockholder or controls or manages the Selling Stockholder or is under common control with the Selling Stockholder; provided that in the case of any transfer or distribution pursuant to clause (C), (D) or (E), each such transferee shall execute and deliver to the Representatives a lock-up letter for the remainder of the lock-up period. Notwithstanding the foregoing, if (x) during the last 17 days of the 120-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 120-day restricted period, the

Company announces that it will release earnings results during the 16-day period beginning on the last day of the 120-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus without the prior approval of the Representatives and the Company.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to have furnished to the Representatives and the Selling Stockholder their opinion, dated the Closing Date and addressed to the Representatives and the Selling Stockholder, substantially to the effect set forth in Exhibit B.

(c) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has not been any change or development that, individually or in the aggregate, has or would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives and the Selling Stockholder, at the Execution Time and at the Closing Date, customary “comfort letters,” dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and the Selling Stockholder.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement), the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any supplement before the date of this Agreement), there shall not have been any change, or any development that, individually or in the aggregate, has or would be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange, and evidence thereof shall have been provided to the Representatives.

(j) Prior to the date of this Agreement, the Representatives shall have received executed Lock-up Agreements from each of the parties listed on Annex B hereto (together with the Selling Stockholder, the “Locked-Up Parties”).

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005-1702, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through [            ] on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless, each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, costs or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action) under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, costs or liabilities (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, the Permitted Free Writing Prospectus or any free writing prospectus that the Company has filed or is required to file, pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto

(collectively, the “Indemnity Documents”), or arise out of or in connection with the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case for any such loss, action, claim, cost or liability arising from any statements or omissions made therein in reliance upon and in conformity with written information provided by or on behalf of any Underwriter specifically for inclusion therein.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its affiliates, each person who controls the Company within the meaning of either the Act or the Exchange Act and each such person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim of action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Indemnity Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as to the Indemnity Documents, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Indemnity Documents. The Company acknowledges that the third, thirteenth, fourteenth and fifteenth paragraphs under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Indemnity Documents.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof. The indemnifying party shall, upon request of the indemnified party, appoint counsel of the indemnifying party’s choice to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and expenses of such counsel related to such proceedings (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by such Underwriter, in the case of a party indemnified pursuant to Section 8(a), and by the Company, in the case of a party indemnified pursuant to

Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any finding of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the relevant Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Selling Stockholder bear to the total commissions received by such Underwriter. The relative fault of the Company, on the one hand, and such Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

9. Directed Share Program Indemnification.

(a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (1) arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (3) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of Morgan Stanley Entities provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statement or omissions made in reliance on and in conformity with written information provided by any Morgan Stanley Entity to the Company or its representatives expressly for use in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, the Disclosure Package or any amendment or supplement thereto.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity is to be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred fees and expenses of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate law firm (in addition to any local counsel where necessary) for all Morgan Stanley Entities. Any such separate firm shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such Morgan Stanley Entity from all liability on claims that are the subject matter of such proceeding and does not include a statement as to an admission of faulty culpability or failure to act by or on behalf of the Morgan Stanley Entity.

(c) To the extent the indemnification provided for in Section 9(a) is unavailable as a matter of law to a Morgan Stanley Entity or insufficient in respect of such losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (x) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (y) if the allocation provided by clause 9(c)(x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(x) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things and where applicable, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares underwritten by such Morgan Stanley entity and distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Notwithstanding the provisions of Section 9(c), the Company shall not be required to contribute to the amount payable by such Morgan Stanley Entity as a result of any such losses, claims, damages or liabilities in any circumstances in which the Morgan Stanley Entity would not have been entitled to indemnification under Section 9.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. The Representatives on behalf of the Underwriters may terminate this Agreement (upon consultation with the Company and the Selling Stockholder) by notice given to the Company and the Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in securities generally shall have been suspended or materially limited by the Commission or on or by, as the case may be, the New York Stock Exchange or NASDAQ or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives after consultation with the Company and the Selling Stockholder, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective indemnities set forth in Section 8 and Section 9, representations, warranties and other statements of the Company, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any Morgan Stanley Entity, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and (iii) delivery of and payment for the Securities (including the Directed Shares). The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed (i) to

Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 Attention: Syndicate Registration (ii) to Citigroup Global Markets Inc. (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (iii) Goldman, Sachs & Co. (toll free: (866) 471-2526), 200 West Street, New York, New York 10282, Attention: Registration Department and (iv) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if sent to the Company, will be mailed, delivered or telefaxed to Ally Financial Inc., 200 Renaissance Center, Detroit, Michigan 48235, Attention: General Counsel, facsimile no.: (313) 656-6189, with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard J. Sandler, Esq., facsimile: (212) 701-5224; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, with a copy to Chief Counsel, Office of Financial Stability, OFSChiefCounselNotice@do.treas.gov, facsimile number: 202-927-9225 and a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, facsimile number: (212) 757-3990, Attention: John C. Kennedy, Esq.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York; provided that all rights and obligations of the Selling Stockholder under this Agreement shall be governed by and constructed in accordance with the federal laws of the United States of America.

18. Waiver of Jury Trial. The Company and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus related to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Act prior to filing of the Prospectus.

“Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

ALLY FINANCIAL INC.

By:
Name:
Title:

UNITED STATES DEPARTMENT OF THE TREASURY, as a Selling Stockholder

By:
Name:
Title:

For themselves and the other several

Underwriters named in Schedule I to

the foregoing Agreement.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Sandler O’Neill & Partners, L.P.
Keefe, Bruyette & Woods, Inc.
Credit Suisse Securities (USA) LLC
Evercore Group L.L.C.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
Credit Agricole Securities (USA) Inc.
Raymond James & Associates, Inc.
SG Americas Securities, LLC
Guggenheim Securities, LLC
Sanford C. Bernstein & Co., LLC
Sea Port Group Securities, LLC
Height Securities, LLC
JMP Securities LLC
Loop Capital Markets LLC
Blaylock Beal Van, LLC
CastleOak Securities, L.P.
Mischler Financial Group, Inc.
The Williams Capital Group, L.P.
C.L. King & Associates, Inc.
Lebenthal & Co., LLC
MFR Securities, Inc.
Samuel A. Ramirez & Company, Inc.
Drexel Hamilton, LLC
Muriel Siebert & Co., Inc.
Telsey Advisory Group LLC
Toussaint Capital Partners, LLC
Academy Securities, Inc.
Freeman & Co. Securities LLC
Wm Smith & Co.

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

Electronic Road Shows

SCHEDULE IV

Telephonic Road Shows